Exhibit 10.14

QUINTILES TRANSNATIONAL HOLDINGS INC.

2003 STOCK INCENTIVE PLAN

Section 1.	Purpose

The Plan authorizes the Committee to provide Employees, who are in a position to contribute to the long-term success of the Company or its subsidiaries, with Shares or Options to acquire Shares in the Company. The Company believes that this incentive program will cause those persons to increase their interest in the welfare of the Company and its subsidiaries, and aid in attracting, retaining and motivating Employees of outstanding ability.

Section 2.	Definitions

Capitalized terms not otherwise defined herein shall have the meanings set forth in this Section.

(a) “Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Cause” shall have the meaning ascribed thereto in any employment agreement between the Company or any of its subsidiaries and the Grantee, or, if there is no employment agreement or if any such employment agreement does not contain a definition of “cause”, then Cause shall mean a finding by the Committee that the Grantee has (i) been charged with a felony or a crime involving moral turpitude, (ii) committed an act of fraud or embezzlement against the Company or its subsidiaries, (iii) materially violated any policy of the Company or its subsidiaries, (iv) failed, refused or neglected to substantially perform his duties (other than by reason of a physical or mental impairment) or to implement the directives of the Company, or (v) willfully engaged in conduct that is materially injurious to the Company, monetarily or otherwise.

(d) “Company” shall mean Quintiles Transnational Holdings Inc., a corporation organized under the laws of the state of North Carolina.

(e) “Committee” shall mean the committee of the Board designated by the Board to administer the Plan, or in the absence of any such designation, the Board.

(f) “Effective Date” shall have the meaning set forth in Section 11.

(g) “Employee” shall mean any person that is providing, or has agreed to provide, services to the Company or a subsidiary of the Company, whether as an employee, director or independent contractor.

(h) “Fair Market Value” of a Share on any given date shall be determined in good faith by the Committee, taking into account such factors as the Committee determines are appropriate.

(i) “Grant Certificate” shall mean a certificate accepted by the Grantee, or other written agreement between the Company and the Grantee, evidencing the grant of an Option or Shares hereunder and containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve.

(j) “Grantee” shall mean an Employee granted an Option or Shares under the Plan.

(k) “ISO” shall mean any Option or portion thereof that is designated in a Grant Certificate as an ISO and meets the requirements of an incentive stock option under Section 422 of the Internal Revenue Code of 1986.

(l) “Majority Common Shareholders” shall have the same meaning as such term is defined in the Shareholders Agreement, or, if not so defined, the Shareholders (as such term is defined in the Shareholders Agreement) holding at least a majority of the aggregate Shares then outstanding and held by the Shareholders.

(m) “Nonqualified Option” shall mean any Option or portion thereof that either is designated by the Committee as such or is otherwise not an ISO.

(n) “Options” shall refer to options issued under and subject to the Plan.

(o) “Permitted Transferee” means with respect to any Grantee (A) the spouse, any lineal ancestor or descendant (including by adoption and stepchildren) of such Grantee or any of their spouses, lineal ancestors or descendants or any trust of which such Grantee or any Permitted Transferees of such Grantee (x) are the controlling trustees or (y) have the power to remove the controlling trustees and appoint successor controlling trustees and which is established primarily for the benefit of any of the foregoing individuals; provided, that any Transfer to a trust described in subclause (y) must be approved by a majority of the Committee, (B) the estate of any of the foregoing individuals established by reason of such individual’s death or any beneficiaries of such estate, or (C) any corporation, limited liability company or partnership or any of their respective Permitted Transferees, all of the interests of which are (or is) owned by one or more of the Persons identified in this definition or any of their respective Permitted Transferees.

(p) “Person” means an individual, partnership, corporation, limited liability company or partnership, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

(q) “Plan” shall mean the Quintiles Transnational Holdings Inc. 2003 Stock Incentive Plan as set forth herein and as amended from time to time.

(r) “Qualifying Offering” means the consummation of an underwritten public offering of Shares registered under the Securities Act of 1933 that together with the consummation of any other prior underwritten public offerings of Shares registered under the Securities Act of 1933 results in gross proceeds to the Company of at least $100 million in the aggregate.

(s) “Restrictive Covenant” shall mean any agreement made by the Grantee with the Company or its subsidiaries relating to nondisclosure of confidential information or trade secrets, noncompetition, or nonsoliciation of clients or employees.

(t) “Sale of the Company” shall mean the sale of the Company (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or series of related transactions to a Person or Persons pursuant to which such Person or Persons (together with its Affiliates) acquires (i) securities representing at least 75% of the voting power of all securities of the Company, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities, or (ii) all or substantially all of the Company’s assets on a consolidated basis; provided that for purposes of Section 9, such a sale to a Person that is a shareholder of the Company or a Permitted Transferee of any shareholder shall not be a Sale of the Company.

(u) “Share” shall mean a share of the Company’s common stock, par value $.01.

(v) “Shareholders Agreement” means any shareholders agreement that may be in effect from time to time among the Company and the holders of a majority of its then outstanding Shares.

(w) “Unvested Shares” shall have the meaning set forth in Section 6.

(x) “Vested Shares” shall have the meaning set forth in Section 6.

Section 3.	Shares Available under the Plan

The total number of Shares that may be issued under the Plan shall not exceed 14,227,208, provided that Shares reacquired by the Company pursuant to Section 8(c) at a price less than the Fair Market Value thereof shall again be available for issuance under the Plan.

Section 4.	Administration of the Plan

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select the Employees to whom Options and Shares may be granted, and the number of Shares relating thereto;

(ii) to determine the terms and conditions of any Option granted under the Plan, including the exercise price, conditions relating to exercise, and termination of the right to exercise;

(iii) to determine whether Shares issued under the Plan shall be Unvested Shares or Vested Shares, and the conditions pursuant to which Unvested Shares shall become Vested Shares;

(iv) to suspend the vesting of Options or Unvested Shares granted on or after November 9, 2006, in the event the Grantee of such awards takes an approved leave of absence of six (6) months or more, as determined by the Committee in its sole discretion, provided that such suspension is not otherwise prohibited by applicable law;

(v) to determine whether any Option shall be an ISO or a Nonqualified Option;

(vi) to determine the restrictions or conditions related to the exercise of Options and the delivery, holding and disposition of Shares issued under the Plan, including to require any Grantee or Permitted Transferee to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations;

(vii) to prescribe the form of each Grant Certificate;

(viii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Grant Certificate or other instrument hereunder; and

(x) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, subsidiaries of the Company, Grantees, or any person claiming any rights under the Plan from or through any Grantee. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee (subject to Section 11). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

(c) Limitation of Liability. The Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to it by any officer or other employee of the Company or any of its subsidiaries, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. To the fullest extent permitted by applicable law, neither any member of the Committee, nor any officer or employee of the Company acting on its behalf, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and each member of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

Section 5.	Terms Relating to Options.

(a) Generally. Options granted under the Plan shall be subject to the terms of the Plan and such other terms as the Committee shall set forth in a Grant Certificate.

(b) Termination of Options. Except as provided in a Grant Certificate, upon the Grantee’s termination of employment with the Company and its subsidiaries for any reason, (i) Options that are not then vested and exercisable shall immediately terminate, and (ii) Options that are vested and exercisable shall generally remain exercisable until, and terminate upon, the 91st day following such termination of employment (or the 366th day following such termination where such termination is by reason of death, or a disability, retirement or redundancy that is approved by the Committee for purposes of hereof); provided, however, that if such termination is for Cause or following such termination the Grantee violates a Restrictive Covenant, all Options will terminate immediately; provided, further, that in any event, each Option will terminate upon the tenth anniversary of the date of grant, or such earlier time as may be provided by action of the Committee pursuant to Section 7.

(c) Exercise of Options. Only the vested portion of any Option may be exercised. A Grantee shall exercise an Option by delivery of written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, together with a certified check or bank draft payable to the order of the Company for an amount equal to the sum of the exercise price for such Shares and any employment tax required to be withheld.

The Committee may, in its sole discretion, permit other forms of payment, including notes or other contractual obligations of a Grantee to make payment on a deferred basis. Before the Company issues any Shares to a Grantee pursuant to the exercise of an Option, the Company shall have the right to require that the Grantee make such provision, or furnish the Company such authorization, as may be necessary or desirable so that the Company may satisfy its obligation under applicable income tax laws to withhold for income or other taxes due upon or incident to such exercise. The Committee, may, in its discretion, permit such withholding obligation to be satisfied through the withholding of Shares that would otherwise be delivered upon exercise of the Option. Unless otherwise provided in a Grant Certificate, Shares acquired upon exercise of an Option shall be Vested Shares.

(d) Transferability. No Option may be sold, transferred, assigned, pledged or otherwise encumbered, and an Option shall be exercisable only by the Grantee, provided that the Committee may permit transfers to a Permitted Transferee. Any such Permitted Transferee shall be subject to all the terms and conditions of the Plan and Grant Certificate, including the provisions relating to the termination of the right to exercise the Option.

(e) Shares. Shares issued upon exercise of Options shall be treated as Shares issued under the Plan for all purposes of the Plan, including the provisions of Section 3 and Section 8, and, unless otherwise provided in a Grant Certificate, Shares issued upon exercise of an Option shall be treated as Vested Shares for purposes Section 8.

(f) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Option shall be 100% (or in the case of an ISO granted to a ten percent shareholder within the meaning of subsection (b)(6) of Section 422 of the Internal Revenue Code of 1986, 110%) of the Fair Market Value of the Shares subject to the Option determined as of the date of grant, or such higher amount as the Committee may determine in connection with the grant. Fair Market Value shall be determined by the Committee consistent with the applicable requirements of Section 422 and Section 409A of the Internal Revenue Code of 1986.

Section 6.	Terms Relating to Awards of Shares.

The Committee may award Shares to a Grantee that may or may not be conditional upon the passage of time, the Grantee’s future performance of services and/or achievement of specified performance targets. Shares granted under the Plan that are so conditional are referred to as “Unvested Shares”, and Shares that are not so conditional are referred to as “Vested Shares”. Except to the extent restricted under the terms of the Plan and any Grant Certificate, a Grantee awarded Unvested Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Unvested Shares or the right to receive dividends thereon. The Committee may require the Grantee to pay (in cash or such other form as determined by the Committee, including notes or other contractual obligations of a Grantee to make payment on a deferred basis) for Shares at a price per Share up to the Fair Market Value thereof. The grant of Shares or the lapse of restrictions on Unvested Shares shall be conditional on the Grantee’s satisfaction of any withholding tax obligation that arises in connection therewith.

Section 7.	Adjustment Upon Changes in Capitalization

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, incorporation, spin-off, combination, repurchase, exchange of Shares or other securities, dividend or distribution of Shares or other special and nonrecurring dividend or distribution (other than cash dividends or distributions), liquidation, dissolution, sale or purchase of assets or other similar transactions or events, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall equitably adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of awards under Section 3, (ii) the number and kind of securities subject to Unvested Shares or outstanding Options, and (iii) the exercise price per Share subject to Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Unvested Shares or Options (including, without limitation, acceleration of the expiration date of Options, cancellation of Options in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of Unvested Shares or Options using securities or other obligations of a successor or other entity, or payment of a bonus or dividend equivalent) in recognition of unusual or nonrecurring events (including, without limitation, a Sale of the Company, an event described in the preceding sentence or a cash dividend or distribution) affecting the Company or any subsidiary of the Company or the financial statements of the Company or any subsidiary of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

Section 8.	Restrictions on Shares.

(a) Restrictions on Issuing Shares. No Shares shall be issued or transferred to an Employee under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition the award or delivery of Shares or exercise of any Option on the Grantee’s undertaking in writing to comply with such restrictions on any subsequent disposition of the Shares issued or transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law, regulation, official interpretation thereof, or any underwriting agreement.

(b) Transfer Restrictions. Except for transfers made in connection with a Sale of the Company, to the Company itself, or pursuant to Section 8(c) or (d) below, Shares issued to a Grantee pursuant to the Plan may not be sold, pledged, encumbered or otherwise transferred other than to a Permitted Transferee. Any such Permitted Transferee shall be subject to all the terms and conditions of the Plan and Grant Certificate, including the provisions of this Section 8.

(c) Repurchase Right.

(i) Unless otherwise provided in a Grant Certificate, the Company shall have the right (but not the obligation) to repurchase any or all of the Shares issued pursuant to the Plan upon a Grantee’s termination of employment with the Company and its subsidiaries for any reason. Such right shall be exercisable by the Company during the one-year period following the later of the date of termination or the date the Grantee acquires the Shares, or such longer period as may be necessary so that the exercise of such right does not give rise to a compensation expense under applicable accounting rules.

(ii) Unless otherwise provided in a Grant Certificate, the price per Share to be paid by the Company should it choose to exercise its repurchase right shall equal, in the case of Unvested Shares, the price per Share paid by the Grantee (if any), and shall equal, in the case of Vested Shares, the Fair Market Value per Share; provided, however, that the price per Share to be paid by the Company for any Vested Shares shall not exceed the price per Share paid by the Grantee (if any) if the Shares are to be repurchased following (x) the Grantee’s termination for Cause or (y) a breach by the Grantee of any Restrictive Covenant.

(iii) The price per Share to be paid by the Company should it choose to exercise its repurchase right shall be paid by in cash or plain check against delivery of certificates representing the repurchased Shares. Notwithstanding the foregoing, if at the time of the exercise of the repurchase right or payment for the Shares pursuant thereto, such exercise or repurchase would result in a default or breach on the part of the Company or any subsidiary under any loan or other agreement, or if the repurchase would not be permitted under the North Carolina Business Corporation Act, then the Company shall take possession of the Shares to be repurchased and payment shall be deferred until the first business day that it may occur without any such event existing or resulting. The Company may offset against the payment of the repurchase price any amounts owed by the Grantee to the Company or any Affiliate of the Company.

(iv) If the Board determines that it would not be in the best interests of the Company to exercise its repurchase right, such right may be assigned pro rata to the parties to the Shareholders Agreement, unless the parties to the Shareholders Agreement otherwise unanimously agree to a different apportionment of the assigned repurchase right.

(d) Drag-Along Right. If the Majority Common Shareholders notify a holder of Shares issued under the Plan that the Majority Common Shareholders desire to effect a Sale of the Company and specify the terms and conditions of such proposed sale then, such holder shall take all necessary and desirable actions reasonably requested by such Majority Common Shareholders in connection with the consummation of such Sale of the Company, including, without limitation, if applicable, (i) within ten (10) business days of the receipt of such notice (or such longer period of time as such Majority Common Shareholders shall designate in such notice) such holder shall cause a pro rata number of his Shares (for the avoidance of doubt, based on the percentage of Shares, on a diluted basis, owned by the Majority Common Shareholders that is being sold) to be sold to the designated purchaser on the same terms and conditions, for the same per share consideration and at the same time as the Shares being sold by such Majority Common Shareholders or (ii) otherwise participating in such Sale of the Company on the same terms and conditions and for the same consideration and at the same time as such Majority Common Shareholders. In furtherance, and not in limitation, of the foregoing, in connection with a Sale of the Company, such holder will, (a) consent to and raise no objections against the Sale of the Company or the process pursuant to which it was arranged, (b) waive any dissenter’s rights and other similar rights and (c) execute all documents containing such terms and conditions as those executed by such Majority Common Shareholders as directed by such Majority Common Shareholders.

(e) Voting. As to the election of members of the Board, each holder of Shares issued under the Plan shall vote, consent or take other action as directed by the Board which shall be consistent with the provisions of the Shareholders Agreement, whether or not such holder is a party thereto.

(f) Transfer of ISO Shares. The Grantee shall notify the Company of any transfer of Shares that were acquired upon exercise of an ISO that occurs within one year of such exercise or two years of the date the ISO was granted.

(g) Qualifying Offering. The restrictions contained in subsections (b), (c), (d) and (e) above shall lapse upon a Qualifying Offering; provided, however, that (i) the repurchase rights set forth in Section 8(c) in respect of any termination of employment occurring prior to the Qualifying Offering may continue to be exercised, and the repurchase right arising under the circumstances described in clause (x) or (y) of Section 8(c)(ii) may continue to be exercised, regardless of when termination of employment occurs, and (ii) unless otherwise determined by the Committee, no Shares shall be sold or distributed during the 180-day period beginning on the effective date of the Qualifying Offering (except as part of such underwritten registration) and each Grantee shall enter into such standstill agreements and related agreements as the managing underwriters of such Qualifying Offering may request.

(h) Certificates for Shares. Shares issued under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Shares are registered in the name of a Grantee, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares, and the Company may retain physical possession of the certificates, in which case the Grantee shall be required to have delivered a power of transfer to the Company, endorsed in blank, relating to the Shares.

Section 9.	Acceleration of Vesting.

Unless otherwise determined by the Committee, all Options and Unvested Shares held by a Grantee shall become fully vested immediately prior to a Sale of the Company.

Section 10.	General Provisions

(a) Each Option and Share grant shall be evidenced by a Grant Certificate. The terms and provisions of such certificates may vary among Grantees and among different Options and Shares granted to the same Grantee.

(b) The grant of an Option or Shares in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee’s employment relationship with the Company or its subsidiaries (for the applicable vesting period or otherwise), or, until Shares are issued pursuant to the exercise of an Option, any rights as a shareholder of the Company. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect. For purposes of the Plan, a sale of any subsidiary of the Company that employs a Grantee shall be treated as the termination of such Grantee’s employment unless such Grantee remains employed by the Company or another subsidiary of the Company.

(c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee, shall have any right, title or interest by reason of any award under the Plan to any particular assets of the Company or subsidiaries of the Company, or any Shares allocated or reserved for the purposes of the Plan or subject to any award except as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure satisfaction of the Company’s obligations under the Plan.

(d) The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. Each Grantee, and each beneficiary or other person claiming under or through the Grantee consents to the exclusive jurisdiction of any state or federal court located within the State of North Carolina and irrevocably agrees that all actions or proceedings relating to the Plan shall be litigated in such courts. Each Grantee, and each beneficiary or other person claiming under or through the Grantee accepts generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any final and nonappealable judgment rendered thereby in connection with the Plan. Each Grantee, and each beneficiary or other person claiming under or through the Grantee further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof via overnight courier, such service to become effective fourteen calendar days after such mailing.

Section 11.	Effective Date; Amendment or Termination

The Plan was initially effective as of April 10, 2003 (the “Effective Date”). The Committee may, at any time, alter, amend, suspend, discontinue or terminate the Plan; provided, however, that no such action shall adversely affect the rights of Grantees with respect to Options or Shares previously granted hereunder. The Committee shall also have the authority to establish separate sub-plans under the Plan with respect to Grantees resident in a particular jurisdiction (the terms of which shall not be inconsistent with those of the Plan) if necessary or desirable to comply with the applicable laws of such jurisdiction. Any sub-plans (and modifications to Plan terms and procedures arising thereunder) established under this Section 11 by the Committee shall be attached to this Plan document as appendices. Effective immediately prior to the grant (or exercise) of an Option or Shares to a resident of the State of California, Appendix A shall be deemed adopted and incorporated as a part of this Plan.

APPENDIX A

QUINTILES TRANSNATIONAL HOLDINGS INC.

2003 STOCK INCENTIVE PLAN

Provisions Applicable to California Residents

Notwithstanding anything to the contrary otherwise appearing in the Plan, to the extent applicable, the following provisions promulgated under the California Code, together with any and all amendments, supplements or revisions thereto, shall apply to any stock option or other award granted under the Plan to a resident of the State of California and, in the event of any conflict or inconsistency between the following provisions and the provisions otherwise appearing in the Plan, the following provisions shall control, solely with respect to options or other awards granted under the Plan to residents of the State of California:

¶11,892, California, Rule 260.140.41., Compensatory option plans

Options granted to employees [including insurance agents who are employees for purposes of Rule 701(c) under the Securities Act of 1933, as amended (17 C.F.R. 230.701(c)], officers, directors, general partners, trustees (where the issuer is a business trust) managers, advisors or consultants of the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parents as part of a compensatory benefit plan shall be pursuant to a plan or agreement that provides for all of the following:

(a) The total number of securities (which may be expressed as a specific number of securities or as a percentage of the total number of securities outstanding from time to time) which may be issued and the persons eligible to receive options to purchase these securities.

(b) An exercise period of not more than 120 months from the date the option is granted.

(c) The non-transferability of the options, provided that the plan or agreement may permit transfer by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

(d) The proportionate adjustment of the number of securities purchasable and the exercise price thereof under the option in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the issuer’s equity securities without the receipt of consideration by the issuer, of or on the issuer’s class or series of securities underlying the option.

(e) Unless employment is terminated for cause as defined by applicable law, the terms of the plan or option grant or a contract of employment, the right to exercise in the event of termination of employment, to the extent that the optionee is entitled to exercise on the date employment terminates, continues until the earlier of the option expiration date or:

(1) At least 6 months from the date of termination if termination was caused by death or disability.

(2) At least 30 days from the date of termination if termination was caused by other than death or disability.

(f) Options must be granted within 10 years from the date the plan or agreement is adopted or the date the plan or agreement is approved by the issuer’s security holders, whichever is earlier.

(g) The plan or agreement must be approved by a majority of the outstanding securities entitled to vote by the later of (1) within 12 months before or after the date the plan is adopted or the date the agreement is entered into or (2) prior to or within 12 months of the granting of any option or issuance of any security under the plan or agreement in this state. Any option granted to any person in this state that is exercised before security holder approval is obtained must be rescinded if security holder approval is not obtained in the manner described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained. A foreign private issuer, as defined by Rule 3b-4 of the Securities Exchange Act of 1934, as amended (17 C.F.R. 240.3b-4), shall not be required to comply with this subsection provided that the aggregate number of persons in this state granted options under all option plans and agreements and issued securities under all purchase and bonus plans and agreements does not exceed 35.

(h) Compliance with Section 260.140.46 of these rules regarding the information required to be received by security holders.

¶l1,893, Rule 260.140.42, Compensatory purchase or bonus plans excluding option plans

Securities (other than options) distributed or sold to employees [including insurance agents who are employees for purposes of Rule 701(c) under the Securities Act of 1933, as amended (17 C.F.R. 230.701], officers, directors, general partners, trustees (where the issuer is a business trust), managers, advisors or consultants of the issuer, its parents, its majority-owned subsidiaries or majority owned subsidiaries of the issuer’s parents as part of a compensatory benefit plan shall be pursuant to a plan or agreement that provides for all of the following:

(a) The total number of securities (which may be expressed as a specific number of securities or as a percentage of the total number of securities outstanding from time to time) which may be issued and the persons eligible to purchase securities under the plan or agreement.

(b) The nontransferability of the rights of any eligible person to acquire securities under the plan or agreement, provided that the plan or agreement may permit transfer of the rights to purchase securities by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

(c) The proportionate adjustment of the number of securities allocated to any eligible person under the plan or agreement in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the issuer’s equity securities without the receipt of consideration by the issuer, of or on the issuer’s class of securities subject to the purchase right.

(d) Securities must be issued within 10 years from the date the plan or agreement is adopted or the plan or agreement is approved by the issuer’s security holders, whichever is earlier.

(e) The plan or agreement must be approved by a majority of the outstanding securities entitled to vote by the later of (1) within 12 months before or after the plan is adopted or the date the agreement is entered into or (2) prior to or within 12 months of the issuance of any security under the plan or agreement in this state. Any issuance of securities purchased before security holder approval is obtained must be rescinded if security holder approval is not obtained in the manner described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained. A foreign private issuer, as defined by Rule 3b-4 of the Securities Exchange Act of 1934, as amended (17 C.F.R. 240.3b-4), shall not be required to comply with this subsection provided that the aggregate number of persons in this state granted options under all option plans and agreements and issued securities under all purchase and bonus plans and agreements does not exceed 35.

(f) Compliance with Section 260.140.46 of these rules regarding the information required to be received by security holders.

¶11,896, Rule 260.140.45, Limitation on number of securities

(a) The total number of securities issuable upon exercise of all outstanding options [exclusive of rights described in Section 260.140.40 and warrants described in Sections 260.140.43 and 260.140.44 of these rules, and any purchase plan or agreement as described in Section 260.140.42 of these rules (provided that the purchase plan or agreement provides that all securities will have a purchase price of 100% of the fair value (Section 260.140.50) of the security either at the time the person is granted the right to purchase securities under the plan or agreement or at the time the purchase is consummated)], and the total number of securities called for under any bonus or similar plan or agreement shall not exceed a number of securities which is equal to 30% of the then outstanding securities of the issuer (convertible preferred or convertible senior common shares of stock will be counted on an as if converted basis), exclusive of securities subject to promotional waivers under Section 260.141, unless a percentage higher than 30% is approved by at least two-thirds of the outstanding securities entitled to vote.

(b) The 30% limitation set forth in this Rule, or such other percentage limitation as may be approved pursuant to this Rule, shall be deemed satisfied if the plan or agreement provides that at no time shall the total number of securities issuable upon exercise of all outstanding options and the total number of securities provided for under any bonus or similar plan or agreement of the issuer exceed the applicable percentage as calculated in accordance with the conditions and the exclusions of this Rule, based on the securities of the issuer which are outstanding at the time the calculation is made.

(c) This section shall not apply to any plan or agreement that complies with all conditions of Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701); provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

¶11,897, Rule 260.140.46, Information to security holders

Plans or agreements pursuant to which securities are to be issued to employees, officers, directors, managers, advisors or consultants (including option, purchase and bonus plans) shall provide that the security holder(s) will receive financial statements at least annually. This section does not require the use of financial statements in accordance with Section 260.613 of these rules. This section shall not apply when issuance is limited to key persons whose duties in connection with the issuer assure them access to equivalent information. This section shall not apply to any plan or agreement that complies with all conditions of Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701); provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.